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                                   EXHIBIT 16



May 21, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549


Dear Sirs/Madams:

We have read the statements in Item 4 of Akorn, Inc.'s Form 8-K/A dated May 20, 2003, and have the following comments:

1. We agree with the statements made in the first, second, third, fourth, fifth and seventh paragraphs.

2. We have no basis upon which to agree or disagree with the statements made in the sixth paragraph.

Yours truly,

DELOITTE & TOUCHE LLP